Exhibit 99.1
Contact: Amber Wallace
Senior Vice President, Marketing
330-720-6441- mobile
330-702-8427- office
Farmers National Banc Corp. Files Registration Statement
for Proposed Public Offering
May 28, 2010, Canfield, Ohio. Farmers National Banc Corp. (OTCBB:FMNB) announced today that it has filed a registration statement with the Securities and Exchange Commission relating to a proposed public offering of its common stock.
Sandler O’Neill & Partners, L.P. will act as lead underwriter for the offering. The offering will be made only by means of a prospectus. When available, a copy of the preliminary prospectus relating to the offering may be obtained from: Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates 16 banking offices throughout Mahoning, Trumbull and Columbiana counties and two trust offices located in Youngstown and Howland. Farmers National Banc Corp. offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Certain statements in this announcement that relate to Farmers National Banc Corp.’s plans, objectives, or future performance may be deemed to be forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual strategies and results in future periods may differ materially from those currently expected because of various risks and uncertainties. Forward-looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes.
Among the important factors that could cause actual results to differ materially are interest rates, changes in the mix of the company’s business, competitive pressures, general economic conditions and the risk factors detailed in the company’s other periodic reports and registration statements filed with the Securities and Exchange Commission.
For more information, please contact Amber Wallace at 330-720-6441.
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